Exhibit A

Operating Expense Limits

As of February 17, 2017

Fund	Class	Operating Expense Limit	Term
Rational Strategic Allocation Fund	Class A Class C Institutional Class T	0.70% 1.45% 0.45% 0.70%	April 30, 2018
Rational Dividend Capture Fund	Class A Class C Institutional Class T	1.25% 1.75% 1.00% 1.25%	April 30, 2018
Rational Risk Managed Emerging Markets	Class A Class C Institutional Class T	1.50% 2.25% 1.25% 1.50%	April 30, 2018
Rational Real Strategies Fund	Class A Class C Institutional Class T	1.25% 2.00% 1.00% 1.25%	April 30, 2018
Rational Defensive Growth Fund	Class A Class C Institutional Class T	1.25% 1.75% 1.00% 1.25%	April 30, 2018
Rational Iron Horse Fund	Class A Class C Institutional Class T	1.95% 2.70% 1.70% 1.95%	April 30, 2018
Rational Dynamic Momentum Fund	Class A Class C Institutional Class T	2.24% 2.99% 1.99% 2.24%	April 30, 2018
Rational Select Asset Fund	Class A Class C Institutional Class T	1.75% 2.50% 1.50% 1.75%	April 30, 2018
Rational Total Return Income Fund	Class A Class C Institutional Class T	2.00% 2.75% 1.75% 2.00%	April 30, 2019

Mutual Fund and Variable Insurance Trust

By: /s/ Tobias Caldwell

Print Name: Tobias Caldwell

Title: Trustee

Rational Advisors, Inc.

By: /s/ Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: President